Exhibit 99.3

DUPONT STATE BANK
As of September 30, 2012 (Unaudited) and December 31, 2011
and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

DUPONT STATE BANK
Condensed Balance Sheets

	September 30, 2012	December 31, 2011
	(Unaudited)
	(In Thousands, Except Share Amounts)
Assets
Cash and due from banks	$1,939	$1,553
Federal funds sold	17,123	8,636
Cash and cash equivalents	19,062	10,189
Investment securities available for sale	8,666	5,089
Loans	54,762	59,638
Allowance for loan losses	(1,079)	1,260
Net loans	53,683	58,378
Premises and equipment, net	4,250	4,371
Real estate, held for sale	1,092	1,039
Federal Home Loan Bank stock	369	369
Interest receivable	378	445
Other assets	237	275
Total assets	$87,737	$80,155

Liabilities
Deposits
Noninterest-bearing	$10,560	$10,916
Interest-bearing	68,551	61,223
Total deposits	79,111	72,139
Interest payable	63	101
Other liabilities	423	138
Total liabilities	79,597	72,378

Commitments and Contingencies

Stockholders’ Equity
Common stock, $10 par value; authorized and issued 16,000 shares	160	160
Additional paid in capital	5,904	5,904
Retained earnings	1,973	1,624
Accumulated other comprehensive income	103	89
Total stockholders’ equity	8,140	7,777

Total liabilities and stockholders’ equity	$87,737	$80,155

See Notes to Condensed Financial Statements.

DUPONT STATE BANK
Condensed Statements of Income
(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Interest Income
Loans receivable	$2,704	$2,984
Investment securities	89	117
Interest-earning deposits and other	19	30
Total interest income	2,812	3,131

Interest Expense
Deposits	476	656
Borrowings	1	4
Total interest expense	477	660

Net Interest Income	2,335	2,471
Provision for loan losses	-	266
Net Interest Income After Provision for Loan Losses	2,335	2,205

Other Income
Service fees and charges	252	269
Net realized gains on sale of available-for-sale securities	-	64
Net gains on loan sales	65	37
Interchange fee income	80	69
Gain (loss) on premises, equipment and real estate held for sale	(200)	(17)
Other income	28	28
Total other income	225	450

Other Expenses
Salaries and employee benefits	824	937
Net occupancy and equipment expenses	280	280
Data processing fees	201	167
Advertising	18	25
Office supplies	16	22
Professional fees	105	59
Federal Deposit Insurance Bank assessment	29	158
Loan-related expenses	12	19
Other expenses	500	319
Total other expenses	1,985	1,986

Income Before Income Tax	575	669
Income tax expense	226	263

Net Income	$349	$406

See Notes to Condensed Financial Statements.

DUPONT STATE BANK
Condensed Statements of Comprehensive Income
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(In Thousands)

Net income	$349	$406
Other comprehensive income, net of tax
Unrealized gains on securities available for sale
Unrealized holding gains arising during the period, net of tax expense of $7 and $39	14	76
Less: Reclassification adjustment for gains included in net income, net of tax expense of $21	-	43
	14	33
Comprehensive income	$363	$439

See Notes to Condensed Financial Statements.

DUPONT STATE BANK
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(In Thousands)
Operating Activities
Net income	$349	$406
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	-	266
Depreciation and amortization	154	167
Investment securities gains	-	(64)
Amortization of premiums and discounts on securities	38	9
Loss on premises, equipment and real estate held for sale	200	17
Net change in
Interest receivable	67	(57)
Interest payable	(38)	(50)
Other adjustments	402	546
Net cash provided by operating activities	1,172	1,240

Investing Activities
Proceeds from sale of FHLB Stock	-	19
Purchases of securities available for sale	(5,661)	(3,070)
Proceeds from maturities of securities available for sale	2,067	1,797
Proceeds from sales of securities available for sale	-	938
Net change in loans	4,130	(385)
Purchases of premises and equipment	(33)	(13)
Proceeds from sale of real estate acquired through foreclosure	226	199
Net cash provided by (used in) in investing activities	729	(515)

Financing Activities
Net change in in deposits	6,972	3,268
Repayment of Federal Home Loan Bank advances	-	(1,500)
Net cash provided by financing activities	6,972	1,768

Net Change in Cash and Cash Equivalents	8,873	2,493
Cash and Cash Equivalents, Beginning of Period	10,189	7,825
Cash and Cash Equivalents, End of Period	$19,062	$10,318

Additional Cash Flows and Supplementary Information
Interest paid	$515	$694
Transfers to real estate held for sale	565	710

See Notes to Condensed Financial Statements.

DUPONT STATE BANK

NOTES TO CONDENSED FINANCIAL STATEMENTS

Dupont State Bank (“Bank”) is a wholly-owned subsidiary of Citizens Union Bancorp of Shelbyville, Inc. (“Company”), a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiaries, including Dupont State Bank, Citizens Union Bank, First Farmers Bank and Trust, and BUC Investments.  The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Jackson, Jefferson and Jennings counties in Indiana.  The Bank is subject to competition from other financial institutions.  The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.  The Bank’s primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential mortgage, commercial, and installment loans.  Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and real estate.  Commercial loans are expected to be repaid from cash flow from operations of businesses.  Real estate loans are secured by both residential and commercial real estate.

In the fourth quarter of 2011, the Company announced that it had entered into an agreement to sell the Bank to River Valley Bancorp (“River Valley”).  At the effective time of the merger, River Valley will pay the Company $5,700,000 (the “Merger Consideration”) for its shares of the Bank.  The transaction closed on November 9, 2012.

NOTE 1:  BASIS OF PRESENTATION

The interim financial statements at September 30, 2012 and for the nine months ended September 30, 2012 and 2011 and the related footnote information are unaudited.  Such unaudited interim financial statements have been prepared in accordance with U.S. GAAP.  In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the interim periods.  The results of operations for the nine months ended September 30, 2012, are not necessarily indicative of the results that may be expected for the entire year or any other interim period

NOTE 2:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Bank recognizes fair values in accordance with Financial Accounting Standards Codification (ASC) Topic 820. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  ASC Topic 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows.  Such securities are classified in Level 2 of the valuation hierarchy.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following tables present the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the ASC Topic 820 fair value hierarchy in which the fair value measurements fall at September 30, 2012 and December 31, 2011, respectively.

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Unaudited; In Thousands)
September 30, 2012
U.S. Treasury and government agency	$3,034	$2,024	$1,010	$-
State and municipal	29	-	29	-
Mortgage-backed and other asset based securities of U.S. government sponsored entities	5,603	2,087	3,516	-

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
December 31, 2011
U.S. Treasury and government agency	$1,174	$-	$1,174	$-
State and municipal	38	-	38	-
Mortgage-backed and other asset based securities of U.S. government sponsored entities	3,877	-	3,877	-

The following tables present the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a nonrecurring basis and the level within the ASC Topic 820 fair value hierarchy in which the fair value measurements fall at September 30, 2012 and December 31, 2011.

		September 30, 2012
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Unaudited; In Thousands)

Impaired loans	$90	$-	$-	$90
Other real estate owned	1,062	-	-	1,062

		December 31, 2011
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Impaired loans	$991	$-	$-	$911
Other real estate owned	268	-	-	268

Following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Bank will not collect all principal and interest due according to contractual terms are measured for impairment.  Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value.

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

Foreclosed Assets Held for Sale

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows.  Such securities are classified in Level 2 of the valuation hierarchy.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following is a discussion of the sensitivity of significant unobservable inputs, the interrelationships between those inputs and other unobservable inputs used in recurring and nonrecurring fair value measurement and of how those inputs might magnify or mitigate the effect of changes in the unobservable inputs on the fair value measurement.

Unobservable (Level 3) Inputs

The following table represents quantitative information about Level 3 fair value measurements:

	Fair Value at September 30, 2012	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(Unaudited; In Thousands)

Impaired loans	$90	Comparative sales based on independent appraisal	Marketability Discount	10%-20%

Real estate held for sale	$1,062	Comparative sales based on independent appraisal	Marketability Discount	10%-20%

NOTE 3:  INVESTMENT SECURITIES

The amortized cost and approximate fair values of securities as of September 30, 2012 and December 31, 2011 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Unaudited; In Thousands)
Available-for-Sale Securities
September 30, 2012
U.S. Treasury and government agency	$3,032	$3	$(1)	$3,034
State and municipal	27	2	-	29
Mortgage-backed and other asset based securities of U.S. government sponsored entities	5,450	156	(3)	5,603
	$8,509	$161	$(4)	$8,666

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Available-for-Sale Securities
December 31, 2011
U.S. Treasury and government agency	$1,172	$2	$-	$1,174
State and municipal	35	3	-	38
Mortgage-backed and other asset based securities of U.S. government sponsored entities	3,746	134	(3)	3,877
	$4,953	$139	$(3)	$5,089

The amortized cost and fair value of available-for-sale securities at September 30, 2012, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Fair Value
	(Unaudited; In Thousands)

Within one year	$9	$9
One to five years	18	20
Five to ten years	3,032	3,034
After ten years	-	-
	3,059	3,063
Mortgage-backed and other asset-backed securities of U.S. government sponsored entities	5,450	5,603
Totals	$8,509	$8,666

No securities were pledged at September 30, 2012 or at December 31, 2011.

There were no gross gains or losses on sales of available-for-sale securities for the nine month ended September 30, 2012.  The Bank realized gross gains of $64,000 for the nine months ended September 30, 2011.  No losses were recorded for the nine months ended September 30, 2011.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost.  Total fair value of these investments at September 30, 2012 was $4,613,000 million which is approximately 53 % of the Bank’s investment portfolio.  The fair value of these investments at December 31, 2011 was $999,000, which represented 20% of the Bank’s investment portfolio. Management has the ability and intent to hold securities with unrealized losses to recovery, which may be maturity. Based on evaluation of available evidence, including recent changes in market interest rates, management believes that any declines in fair values for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting credit portion of the loss recognized in net income and the noncredit portion of the loss would be recognized in accumulated other comprehensive income in the period the other-than-temporary impairment is identified.

The following tables show the Bank’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2012 and December 31, 2011:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Unaudited; In Thousands)
Available-for Sale Securities:
September 30, 2012
U.S. Treasury and government agency	$2,526	$(1)	$-	$-	$2,526	$(1)
Mortgage-backed and other asset based securities of U.S. government sponsored entities	2,087	(3)	-	-	2,087	(3)
Total temporarily impaired securities	$4,613	$(4)	$-	$-	$4,613	$(4)

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In Thousands)
Available-for Sale Securities:
December 31, 2011					1	1
Mortgage-backed and other asset based securities of U.S. government sponsored entities	$999	$(3)	$-	$-	$999	$(3)

NOTE 4:  LOANS AND ALLOWANCE

The Bank’s loan and allowance policies are as follows:

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past dues status is based on contractual terms of the loan.  For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date.  For all loan classes, the loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Management’s general practice is to proactively charge down loans individually evaluated for impairment to the fair value of the underlying collateral.  Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible.  The Bank’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except residential and consumer loans, the Bank promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations.  For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Bank charges-off residential and consumer loans, or portions thereof, when the Bank reasonably determines the amount of the loss.  The Bank adheres to timeframes established by applicable regulatory guidance which provides for the charge-down of 1-4 family first and junior lien mortgages to the net realizable value less costs to sell when the loan is 90 days past due, charge-off of unsecured open-end loans when the loan is 90 days past due, and charge down to the net realizable value when other secured loans are 90 days past due.  Loans at these respective delinquency thresholds for which the Bank can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged-off.

For all classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.  Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal.  The Bank requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash payments are received on impaired loans in each loan class, the Bank records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce principal balance of the loan.  Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms, no principal reduction has been granted and the loan has demonstrated the ability to perform in accordance with the renegotiated terms for a period of at least six months.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established if the discounted cash flows (or collateral value or observable market price), of the impaired loan is lower than the carrying value of that loan.  The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default rates derived from the Bank’s internal risk rating process.  Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due based on the loan’s current payment status and the borrower’s financial condition including available sources of cash flows.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for non-homogenous type loans such as commercial, non-owner residential and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.  For impaired loans where the Bank utilizes the discounted cash flows to determine the level of impairment, the Bank includes the entire change in the present value of cash flows as bad debt expense.

The fair values of collateral dependent impaired loans are based on independent appraisals of the collateral.  In general, the Bank acquires an updated appraisal upon identification of impairment and annually thereafter for commercial and industrial, commercial real estate, non-owner occupied residential and construction loans.  After determining the collateral value as described, the fair value is calculated based on the determined collateral value less estimated selling costs.

Segments of loans with similar risk characteristics are collectively evaluated for impairment based on the segment’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

In the course of working with borrowers, the Bank may choose to restructure the collateral terms of certain loans.  In this scenario, the Bank attempts to work-out an alternative payments schedule with the borrower in order to optimize collectability of the loan.  Any loans that are modified are reviewed by the Bank to identify if a troubled debt restructuring (“TDR”) has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, the Bank grants a concession to the borrower that it would not otherwise consider.  Terms may be modified to fit the ability of the borrower to repay in line with its current financial status and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms, or a combination of the two.  If such efforts by the Bank do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time foreclosure proceedings are initiated.  At any time prior to a sale of the property at foreclosure, the Bank may terminate foreclosure proceedings if the borrower is able to work-out a satisfactory payment plan.

It is the Bank’s policy to have any restructured loans which are on nonaccrual status prior to being restructured remain on nonaccrual status until six months of satisfactory borrower performance at which time management would consider its return to accrual status.  If a loan was accruing at the time of restructuring, the Bank reviews the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regard to determination of the amount of the allowance for credit losses, troubled debt restructured loans are considered to be impaired.  As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

The following table presents the breakdown of loans as of September 30, 2012 and December 31, 2011.

	September 30, 2012	December 31, 2011
	(Unaudited)

Commercial and industrial	$4,446	$4,405
Real estate
Commercial	17,368	22,374
Residential	28,767	27,925
Construction	2,855	3,622
Consumer	1,326	1,312
Total loans	54,762	59,638
Allowance for loan losses	(1,079)	(1,260)
Net loans	$53,683	$58,378

The risk characteristics of each loan portfolio segment are as follows:

Commercial and Industrial

Commercial and industrial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of the borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value.  Most commercial loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and may include a personal guarantee.  Short-term loans may be made on an unsecured basis.  In the case of loans secured by accounts receivable, the availability of funds for repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial Real Estate including Construction

Commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate.  Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan.  Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy.  The characteristics of properties securing the Bank’s commercial real estate portfolio are diverse, but with geographic location almost entirely in the Bank’s market area.  Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria.  In general, the Bank avoids financial single purpose projects unless other underwriting factors are present to help mitigate risk.  In addition, management tracks the level of owner-occupied commercial real estate versus non owner-occupied loans.

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews and financial analysis of the developers and property owners.  Construction loans are generally based on estimates of costs and value associated with the complete project.  These estimates may be inaccurate.  Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project.  Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained.  These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Residential and Consumer

Residential and consumer loans consist of two segments – residential mortgage loans and personal loans.  For residential mortgage loans that are secured by 1-4 family residences and are generally owner-occupied, the Bank generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded.  Home equity loans are typically secured by a subordinated interest in 1-4 family residences, and consumer personal loans are secured by consumer personal assets, such as automobiles or recreational vehicles.  Some consumer personal loans are unsecured, such as small installment loans and certain lines of credit.  Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels.  Repayment can also be impacted by changes in property values on residential properties.  Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

The following tables present the activity in the allowance for loan losses for the nine months ended
September 30, 2012 and 2011 and information regarding the breakdown of the balance in the allowance for loan losses and the recorded investment in loans, both presented by portfolio segment and impairment method, as of September 30, 2012 and December 31, 2011.

	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
	(Unaudited; In Thousands)
Nine Months Ended September 30, 2012
Balances at beginning of period:	$146	$232	$659	$49	$174	$1,260
Provision for losses	-	-	-	-	-	-
Loans charged off	(11)	(102)	(68)	-	(1)	(182)
Recoveries on loans	-	-	-	-	1	1
Balances at end of period	$135	$130	$591	$49	$174	$1,079

As of September 30, 2012
Allowance for losses:
Individually evaluated for impairment	$-	$1	$15	$-	$-	$16
Collectively evaluated for impairment	135	129	576	49	174	1,063
Balances at end of period	$135	$130	$591	$49	$174	$1,079
Loans:
Individually evaluated for impairment	$-	$525	$380	$-	$3	$908
Collectively evaluated for impairment	4,446	16,843	28,387	2,855	1,323	53,854
Balances at end of period	$4,446	$17,368	$28,767	$2,855	$1,326	$54,762

	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
	(Unaudited; In Thousands)
Nine Months Ended September 30, 2011
Balances at beginning of period:	$94	$209	$825	$26	$104	$1,258
Provision for losses	94	146	(39)	16	49	266
Loans charged off	-	(186)	(94)	-	(4)	(284)
Recoveries on loans	-	-	-	-	8	8
Balances at end of period	$188	$169	$692	$42	$157	$1,248

	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
	(In Thousands)
As December 31, 2011
Allowance for losses:
Individually evaluated for impairment	$16	$-	$3	$-	$6	$25
Collectively evaluated for impairment	$130	$232	$656	$49	$168	1,235

Loans:
Ending balance	$4,405	$22,374	$27,925	$3,622	$1,312	$59,638
Individually evaluated for impairment	$40	$641	$1,190	$6	$6	$1,883
Collectively evaluated for impairment	$4,365	$21,733	$26,735	$3,616	$1,306	$57,755

The following tables present the credit risk profile of the Bank’s loan portfolio based on rating category as of September 30, 2012 and December 31, 2011:

September 30, 2012	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
	(Unaudited; In Thousands)
Pass	$4,388	$15,325	$23,889	$2,356	$1,256	$47,214
Special mention	32	1,133	3,343	5	69	4,582
Substandard	26	910	1,535	494	1	2,966
Doubtful	-	-	-	-	-	-
Total	$4,446	$17,368	$28,767	$2,855	$1,326	$54,762

December 31, 2011	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
	(In Thousands)
Pass	$4,310	$18,795	$23,429	$2,896	$1,216	$50,646
Special mention	26	1,599	1,949	87	76	3,737
Substandard	69	1,980	2,547	639	20	5,255
Doubtful	-	-	-	-	-	-
Total	$4,405	$22,374	$27,925	$3,622	$1,312	$59,638

Internal Risk Categories

Loan grades are numbered 1 through 8.  Grades 1 through 5 are considered satisfactory grades.  The grade of 6, or Watch or Special Mention, represents loans of lower quality and is considered criticized.  The grades of 7, or Substandard, and 8, or Doubtful, refer to assets that are classified.  The use and application of these grades by the Bank confirm to the Bank’s policies.

Pass (1):  Loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk.

Good (2):  Loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Satisfactory (3):  Loans are of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Acceptable (4):  Loans are of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses.  New borrowers are typically not underwritten within this classification.

Monitored (5):  loans contain potentially unsatisfactory characteristics that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date.  These credits have relationships that the loan officer is unable to supervise properly, an inadequate loan agreement, an inability to control collateral, and an inability to obtain the necessary financial statements or loan documents, or other similar reasons.  They are currently protected but are potentially weak.  They constitute an undue and unwarranted credit risk.

Special Mention (6):  Loans that have potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or in the Bank’s credit position at some future date.  Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.  Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (7):  Loans that are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful (8):  Loans have all the weaknesses inherent in those classified Substandard with the added characteristic that weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

The following tables present the Bank’s loan portfolio aging analysis as of September 30, 2012 and December 31, 2011:

September 30, 2012	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables	Total Loans > 90 Days and Accruing
	(Unaudited; In Thousands)
Commercial and industrial	$28	$-	$-	$28	$4,418	$4,446	$-
Real estate
Commercial	1	-	777	778	16,590	17,368	528
Residential	1,029	191	934	2,154	26,613	28,767	243
Construction	-	-	-	-	2,855	2,855	-
Consumer	2	2	17	21	1,305	1,326	-
Total	$1,060	$193	$1,728	$2,981	$51,781	$54,762	$771

December 31, 2011	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables	Total Loans > 90 Days and Accruing
	(In Thousands)
Commercial and industrial	$51	$-	$-	$51	$4,354	$4,405	$-
Real estate
Commercial	642	75	117	834	21,540	22,374	117
Residential	1,016	105	1,415	2,536	25,389	27,925	490
Construction	886	-	-	886	2,736	3,622	-
Consumer	18	12	5	35	1,277	1,312	5
Total	$2,613	$192	$1,537	$4,342	$55,296	$59,638	$612

The following table presents the Bank’s nonaccrual loans as of September 30, 2012 and December 31, 2011, which includes both non-performing troubled debt restructured and loans delinquent 90 days or more.

	September 30, 2012	December 31, 2011
	(Unaudited)
	(In Thousands)

Commercial and industrial	$-	$-
Real estate
Commercial	377	121
Residential	1,109	966
Construction	-	6
Consumer	1	-
Total	$1,487	$1,093

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.  Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

The following tables present information pertaining to the principal balances and specific valuation allocations for impaired loans, as of September 30, 2012 (unaudited; in thousands):

	Recorded Balance	Unpaid Principal Balance	Specific Allowance
Loans without a specific valuation allowance
Commercial and industrial	$-	$-	$-
Real estate
Commercial	31	31	-
Residential	285	397	-
Construction	494	494	-
Consumer	2	2	-

Loans with a specific valuation allowance
Commercial and industrial	-	-	-
Real estate
Commercial	0	11	1
Residential	95	95	15
Construction	-	-	-
Consumer	1	1	1
Total	$908	$1,031	$17

The following tables present information pertaining to the principal balances and specific valuation allocations for impaired loans as of December 31, 2011 (in thousands):

	Recorded Balance	Unpaid Principal Balance	Specific Allowance
Loans without a specific valuation allowance
Commercial and industrial	$-	$-	$-
Real estate
Commercial	641	641	-
Residential	1,095	1,259	-
Construction	6	6	-
Consumer	-	-	-

Loans with a specific valuation allowance
Commercial and industrial	40	40	16
Real estate
Commercial	-	-	-
Residential	95	95	3
Construction	-	-	-
Consumer	6	6	6
Total	$1,883	$2,047	$25

The following table presents average impaired loans based on class level for the nine months ended September 30, 2012 and 2011 (unaudited; in thousands):

				Commercial
	Real Estate			and
	Commercial	Residential	Construction	Industrial	Consumer	Total

Average recorded investment in impaired loans for the nine months ended September 30, 2012	$5	$54	$54	$-	$-	$113
Average recorded investment in impaired loans for the nine months ended September 30, 2011	$88	$479	$3	$9	$-	$576

Interest income of $ 17,700 and $35,800 was recognized on impaired loans for the nine months ended September 30, 2012 (unaudited) and 2011 (unaudited), respectively.

During the nine months ended September 30, 2012 one loan was modified in a troubled debt restructuring, in the amount of $706,000.  This loan was made to consolidate three prior loans, totaling $574,000 and is secured by multi-family housing with collateral value in excess of $3.0 million.  There were no loans that were modified in troubled debt restructurings and deemed impaired during the nine months ended September 30, 2011.  During the nine months ended September 30, 2012 and September 30, 2011, there were no troubled debt restructurings modified in the past 12 months that subsequently defaulted.